May 4, 2001

CONTACT: Stan Puckett, President                           FOR IMMEDIATE RELEASE
(423) 787-1227


                         GREENE COUNTY BANCSHARES, INC.
                       ANNOUNCES FIVE-FOR-ONE STOCK SPLIT

     (Greeneville, Tennessee) Greene County Bancshares, Inc. (the "Company") announced today that on April 25, 2001, the Company's Board of Directors declared a five-for-one split of its common stock, to be effected in the form of a dividend. The payable date of the stock split is May 29, 2001, to stockholders of record as of the close of business on May 15, 2001.

     According to R. Stan Puckett, president of the Company, "This stock split will increase the liquidity of our stock and, together with our new relationship with Morgan Keegan to facilitate stock transactions by our stockholders, is expected to further enhance stockholder value."

     The Company serves as the bank holding company for Greene County Bank, a Tennessee-chartered commercial bank. Greene County Bank is headquartered in Greeneville, Tennessee and is the largest community bank in Tennessee, with 26 branch banks in twelve east Tennessee counties and one branch bank in western North Carolina and $781.5 million in total assets as of March 31, 2001.

     This news release contains forward-looking statements regarding the Company. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. A discussion of factors that could cause actual results to differ materially from those expressed in the forward-looking statements is included in the Company's filings with the Securities and Exchange Commission.